UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

OCTOBER 15, 2024
Date of Report (date of earliest event reported)
Beyond, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-41850	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

799 W. Coliseum Way
Midvale, Utah 84047
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BYON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On October 15, 2024, Beyond, Inc., a Delaware corporation (the “Company”), issued a press release (the “Press Release”) announcing the transactions summarized below. The full text of the Press Release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The information disclosed in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 8.01. Other Events

TCS Transactions

On October 15, 2024, the Company entered into a series of transactions with The Container Store Group, Inc. (“TCS”), which provides for, among other things, entry into a collaboration agreement with TCS (the “Collaboration Agreement”) and a $40 million investment into TCS (the “Equity Investment”).

Under the Collaboration Agreement, the Company and TCS will work together to identify, evaluate and prioritize collaboration opportunities which are mutually beneficial to their respective business, including, among other things, (i) reducing customer acquisition costs and increasing marketing ROI through sharing customer data (where possible) and joint marketing efforts across their respective organizations and affiliates, (ii) enhancing mutual assortments by leveraging relevant brands, products, and channels across their respective organizations and affiliates, (iii) optimizing the .com experience by sharing technical resources and services, as well as products, branding and creative content across their respective organizations and affiliates, (iv) capturing benefits of scale by sharing resources (i.e., technical, product, data, vendor, people, etc.) across their respective organizations and affiliates, and (v) delivering better customer experiences, convenience, and value by offering cross-company programs (i.e., offers, integrated loyalty program, credit card).

The Equity Investment contemplates the issuance and sale by TCS to the Company of: (a) 40,000 shares of a new class of its capital stock titled its “Series B Convertible Preferred Stock” (the “Series B Convertible Preferred Stock”) with an initial conversion price of $17.25 plus (b) the number of shares of Series B Convertible Preferred Stock attributable to the Company’s expenses incurred in connection with the Purchase Agreement and the Equity Investment (not to exceed $500,000 / 5,000 shares) for an aggregate purchase price of $40,000,000 pursuant to the terms of the securities purchase agreement entered into by the parties (the “Purchase Agreement”). The Equity Investment is subject to certain closing conditions, including TCS refinancing or amending its existing secured credit facilities in a manner that is acceptable to the Company in its sole discretion. In connection with the Equity Investment, TCS and the Company will also enter into a Stockholders Agreement relating to TCS securities, which provides for, among other things, the right for the Company to nominate one director to the TCS board of directors (which will increase to two directors following conversion of the Series B Convertible Preferred Stock), subject to certain ownership thresholds.

The Equity Investment is subject to certain closing conditions, including TCS refinancing or amending its existing secured credit facilities in a manner that is acceptable to the Company in its sole discretion. The Purchase Agreement contains termination rights for the Company and TCS, including, among others, by either the Company or TCS if the Closing does not occur before January 31, 2025 by reason of the failure of any of the applicable closing conditions set forth in the Purchase Agreement to be satisfied.

If the Purchase Agreement is terminated prior to the closing, the Collaboration Agreement will automatically terminate.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding expectations with respect to execution and performance related to the transactions and the timing thereof. Actual results could differ materially for a variety of known and unknown risks, uncertainties, and other important factors, including those found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2024, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which was filed with the SEC on July 31, 2024, and in the Company’s subsequent filings with the SEC.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated October 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle
Chief Legal Officer
Date:	October 16, 2024

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